UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2012

The Hartford Financial Services Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hartford Plaza, Hartford, Connecticut 06155

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 860-547-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition

The Hartford Financial Services Group, Inc. (the “Company”) made revisions to its Investor Financial Supplement (“IFS”) for the period ended December 31, 2011, as referenced in Item 7.01 below. These revisions are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 23, 2012, the Company made available to investors a revised IFS to illustrate the impact on the Company’s financial results of the retrospective adoption, effective January 1, 2012, of Accounting Standards Update No. 2010-26 (previously referred to as EITF Issue No. 09-G). The revised IFS also reflects certain supplemental changes to the presentation of other information contained in the IFS for the fiscal years ended December 31, 2011 and 2010.

The Company is making this information available to provide investors an opportunity to become familiar with the impact of the adoption of the new accounting standard on its financial results prior to the Company’s earnings release for the first quarter ending March 31, 2012. A copy of the IFS is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference and furnished herewith.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Revised Investor Financial Supplement of The Hartford Financial Services Group, Inc. for the fiscal year ended December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

March 23, 2012	By:	/s/ Beth A. Bombara
Name: Beth A. Bombara
Title: Senior Vice President and Controller